Exhibit 5.3

Gauci Maistre & Gauci Maistre

Advocates ~ Superior Courts ~ Malta

DR. G. GAUCI MAISTRE LL.D.

DR. P. GAUCI MAISTRE LL.D.

DR. N. CAMILLERI B.A., LL.D.

M.A. (Fin. Serv.) Adv. Trib. Eccl. Melit.

StealthGas Inc.

331 Kifissias Avenue

Erithrea 14561

Athens – Greece

28th June 2007

Dear Sirs,

Re: StealthGas Inc.

The undersigned, Dr. Paul Gauci Maistre, is an advocate practising before the Bar at Valletta, Malta since 1980, and being conversant with the Laws of Malta is duly qualified to give this legal opinion.

I have been asked to advised on the enforceability of guarantees (hereinafter referred to as “The Subsidiary Guarantees) given by Balcan Profit Limited (hereinafter referred to as ‘Balcan’), Iceland Limited (hereinafter referred to as ‘Iceland’), Jungle Investment Limited, (hereinafter referred to as ‘Jungle’), Pacific Gases Ltd, (hereinafter referred to as ‘Pacific’), Semichlaus Exports Ltd, (hereinafter referred to as ‘Semichlaus’) and Ventspils Gases Ltd, (hereinafter referred to as ‘Venstpils’ and, Balcan, Iceland, Jungle, Pacific, Semichlaus and Ventspils are hereinafter collectively referred to as “the Subsidiary Companies”) in respect of debt securities that may be issued by StealthGas Inc., a Marshall Islands corporation (hereinafter referred to as “StealthGas” and/or “Company”) in connection with the Company together with the Subsidiary Companies filing with the U.S. Securities and Exchange Commission, a shelf Registration Statement on Form F-3, which among other things would register, for possible future issuance, debt securities of the Company.

In this connection, for the purpose of giving this legal opinion we have examined the following documents:-

1.	The Form F-3 Registration Statement under the U.S. Securities Act of 1933;

111, ST. LUCIA STREET, VALLETTA VLT 09 - MALTA

TEL: +356 21221807 / 21248554 ~ FAX: +356 21231449 / 21220101 ~ MOB: +356 99495412 ~ E-MAIL: paulgm@onvol.net

Gauci Maistre & Gauci Maistre

Advocates ~ Superior Courts ~ Malta

DR. G. GAUCI MAISTRE LL.D.

DR. P. GAUCI MAISTRE LL.D.

DR. N. CAMILLERI B.A., LL.D.

M.A. (Fin. Serv.) Adv. Trib. Eccl. Melit.

2.	The Certificates of Registration of each one of the Subsidiary Companies;
3.	The Memoranda and Articles of Association of each one of the Subsidiary Companies;
4.	A good standing certificate issued by the Registrar of Companies dated the 18th June 2007 in respect of Balcan Profit Limited;
5.	A good standing certificate issued by the Registrar of Companies dated the 18th June 2007 in respect of Iceland Limited;
6.	A good standing certificate issued by the Registrar of Companies dated the 18th June 2007 in respect of Jungle Investment Limited;
7.	A good standing certificate issued by the Registrar of Companies dated the 18th June 2007 in respect of Pacific Gases Ltd.;
8.	A good standing certificate issued by the Registrar of Companies dated the 18th June 2007 in respect of Semichlaus Exports Ltd.;
9.	A good standing certificate issued by the Registrar of Companies dated the 18th June 2007 in respect of Ventspils Gases Ltd.

Documents 2 to 9 above are being attached herewith.

We have also conducted searches on the public registers of each of the Subsidiary Companies at the Registry of Companies as well as searches on the registers of the vessels “Gas Crystal”, “Gas Cathar”, “Gas Ice” and “Gas Arctic”.

On the basis on the above, I am therefore in a position to advise as follows:

The Subsidiary Companies are duly registered in accordance with the Laws of Malta and are regulated by the Merchant Shipping (Shipping Organisations – Private Companies) Regulations, 2004 (hereinafter “the Regulations”).

In terms of Regulation 18(2) of the Regulations, a Certificate of Registration given in respect of a company is conclusive evidence that the requirements of the Regulations and of matters precedent and incidental to it have been complied with and that the company is duly registered in terms of the Regulations.

The authorized share capital of each of the Subsidiary Companies concerned is that of two thousand Maltese Liri (LM2000) divided into two thousand (2000) ordinary shares of one Maltese Lira (LM 1) each. The issued share capital of each of the Companies concerned is that of five hundred Maltese Liri (LM 500)

111, ST. LUCIA STREET, VALLETTA VLT 09 - MALTA

TEL: +356 21221807 / 21248554 ~ FAX: +356 21231449 / 21220101 ~ MOB: +356 99495412 ~ E-MAIL: paulgm@onvol.net

Gauci Maistre & Gauci Maistre

Advocates - Superior Courts - Malta

DR. G. GAUCI MAISTRE LL.D.

DR. P. GAUCI MAISTRE LL.D.

DR. N. CAMILLERI B.A., LL.D.

M.A. (Fin. Serv.) Adv. Trib. Eccl. Melit.

divided into five hundred (500) ordinary shares of one Maltese Lira (LM 1) each, out of which twenty per centum (20%) has been paid up.

In terms of the Regulations the authorized share capital of a company should not be less than that of five hundred Maltese Liri (LM 500) which should be fully subscribed to in the Memorandum Association of each company.

Also in terms of the Regulations, at least twenty per centum (20%) of the nominal value of each share taken up in the Memorandum of Association must be paid up on formation of a company.

The statutory requirements in relation to share capital are therefore fully observed by each of the Companies.

From searches conducted on the public registers of each of the Subsidiary Companies and on the basis of the good standing certificates issued by the Registrar of Companies in Malta, it results that each one of the Subsidiary Companies is still constituted and registered as a limited liability company under the laws of Malta and is in good standing;

The main objects of the Subsidiary Companies are those of buying or acquiring on any title, selling, operating, chartering on a bareboat or on a fully equipped basis or exchange ships, yachts, boats and any other vessels.

In terms of Article 14 of the Regulations, the principal objects of a company regulated by the Regulations shall include one or more of the activities referred to in sub-article (1) to article 84Z of the Merchant Shipping Act.

In terms of Article 84Z(1) of the Merchant Shipping Act, an organization shall qualify as a shipping organisation under the Act if its principal objects are one or more of the activities indicated therein and it attains and maintains a licence. Inter alia these objects include the ownership, operation (under charter or otherwise), administration and management of a ship or ships registered as a Maltese ship in terms of the Merchant Shipping Act and the carrying on of all ancillary financial, security and commercial activities in connection therewith.

There can be no doubt that the aforementioned objects of the Companies as indicated in the immediately preceding paragraph fall within the ambits of these legally permitted principal objects.

111, ST. LUCIA STREET, VALLETTA VLT 09 - MALTA

TEL: +356 21221807 / 21248554 ~ FAX: +356 21231449 / 21220101 ~ MOB: +356 99495412 ~ E-MAIL: paulgm@onvol.net

Gauci Maistre & Gauci Maistre

Advocates - Superior Courts - Malta

DR. G. GAUCI MAISTRE LL.D.

DR. P. GAUCI MAISTRE LL.D.

DR. N. CAMILLERI B.A., LL.D.

M.A. (Fin. Serv.) Adv. Trib. Eccl. Melit.

The objects of the Subsidiary Company inter alia comprise the registration of ships, yachts, boats and any other vessels in any registry and under any flag as the Directors of the Companies may deem fit in accordance with the Merchant Shipping Act (Chapter 234 of the Laws of Malta) as “tonnage tax ships” where applicable.

According to clause 4C of the Memorandum of Association of Balcan, Iceland and Jungle and clause 4D of the Memorandum of Association of Pacific, Semichlaus and Ventspils, the objects of each Subsidiary Company clearly states that they are authorised to guarantee and/or undertake the repayment of indebtness of any person, corporation or firm of any kind, whether associated to or forming part of the same group.

Each of the vessels listed on Schedule One being the motor vessels “Gas Crystal”, “Gas Cathar”, “Gas Ice” and “Gas Arctic” have been duly permanently registered under the Malta flag and each vessel is so registered in the sole ownership of the Subsidiary company indicated as the “Owning Entity” in the said Schedule under the laws of Malta.

The registers of each of the motor vessels “Gas Cathar”, “Gas Ice” and “Gas Arctic” are encumbered as indicated in Schedule One to this Legal Opinion while the register of “Gas Crystal” is free from registered encumbrances.

To the extent we could ascertain each of the vessels “Gas Crystal”, “Gas Cathar”, “Gas Ice” and “Gas Arctic” is in good standing with respect to the payment of registration fees and tonnage taxes payable under the laws of Malta as would affect their registration under the Maltese flag.

On the strength of the above I can state that the Maltese Subsidiary companies are duly authorized to act as Guarantors to third parties and when such guarantees are issued, they will constitute valid and legally binding obligations of the Maltese Guarantors, entitled to the benefits of the applicable Indenture under which the debts security of the Company and such guarantees are issued and enforceable against the Maltese Guarantors in accordance with their terms.

Furthermore, we hereby give our consent to the use of this opinion as an exhibit to the Registration Statement on Form F-3 and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement on Form F-3. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under

111, ST. LUCIA STREET, VALLETTA VLT 09 - MALTA

TEL: +356 21221807 / 21248554 ~ FAX: +356 21231449 / 21220101 ~ MOB: +356 99495412 ~ E-MAIL: paulgm@onvol.net

Gauci Maistre & Gauci Maistre

Advocates - Superior Courts - Malta

DR. G. GAUCI MAISTRE LL.D.

DR. P. GAUCI MAISTRE LL.D.

DR. N. CAMILLERI B.A., LL.D.

M.A. (Fin. Serv.) Adv. Trib. Eccl. Melit.

Section 7 of the U.S. Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

This legal opinion is given in accordance with the Laws of Malta and we express no opinion whatsoever with respect to the laws of any other country which may apply.

Yours faithfully,
/s/ Paul Gauci Maistre
Paul Gauci Maistre LL.D.

111, ST. LUCIA STREET, VALLETTA VLT 09 - MALTA

TEL: +356 21221807 / 21248554 ~ FAX: +356 21231449 / 21220101 ~ MOB: +356 99495412 ~ E-MAIL: paulgm@onvol.net

SCHEDULE ONE

VESSEL

M.V. GAS ARCTIC

Official Number 9578

Call Sign 9HDU8

OWNING ENTITY

VENSTPILS GASES LTD.

Registration number C/35369

Registered office: 147/1 St. Lucia Street, Valletta, Malta

Vessel Bareboat Charter registered at Palermo – Italy.

Subject to Mortgage ‘B’ registered on 31st May 2006 at 1156 Hrs Lt dated 31st May 2006 in favour of Fortis Bank N.V./S.A. acting through its office at 166 Syngrou Ave, 176 71 Athens, Greece, to secure sums due on (i) an Agreement dated 17th May 2006 (ii) a Master Agreement (on the 1992 ISDA Master Agreement (Multicurrency - Crossborder) form and including the schedule thereto) dated 17 May 2006 and (iii) Deed of Covenant dated 31st May 2006 and to prohibit the creation of any further mortgages over or the transfer of the ship or any share therein without the prior written consent of the mortgagee.

VESSEL

M.V. GAS ICE

Official Number 9577

Call Sign 9HDT8

OWNING ENTITY

SEMICHLAUS EXPORTS LTD.

Registration number C/35367

Registered office: 147/1 St. Lucia Street, Valletta, Malta

Vessel Bareboat Charter registered at Palermo – Italy.

Mortgage ‘B’ registered on 31st May 2006 at 1152 Hrs Lt dated 31st May 2006 in favour of Fortis Bank N.V./S.A. acting through its office at 166 Syngrou Ave, 176 71 Athens, Greece, to secure sums due on (i) a Loan Agreement dated 17th May 2006 (ii) a Master Agreement (on the 1992 ISDA Master Agreement (Multcurrency – Crossborder) form and including the schedule thereto) dated 17th May 2006 and (iii) a Deed of Covenant dated 31st May 2006 and to prohibit the creation of any further mortgages over or the transfer of the ship or any share therein without the prior written consent of the mortgagee.

VESSEL

M.V. GAS CRYSTAL

Official Number 8887

Call Sign 9HWO7

OWNING ENTITY

ICELAND LTD.

Registration number C/ 36463

Registered office: 147/1 St. Lucia Street, Valletta, Malta

The ship is registered free from encumbrances.

VESSEL

M.V. GAS CATHAR

Official Number 9756

Call Sign 9HGI8

OWNING ENTITY

JUNGLE INVESTMENT LIMITED

Registration number C/36513

Registered office: 147/1 St. Lucia Street, Valletta, Malta

Mortgage ‘B’ registered on 7th December 2005 at 1533 Hrs Lt dated 7th December 2005 in favour of DNB NOR Bank ASA acting through its office at 20 St Dunstan’s Hill, London EC3R 8HY, England, to secure sums due on a (i) Loan Agreement dated 5th December 2005 (ii) a Master Agreement (on the 1992 ISDA Master Agreement (Multicurrency – Crossborder) form and including the schedule thereto) dated 5 December 2005 and (iii) a Deed of Covenant dated 7th December 2005 and to prohibit the creation of any further mortgages over or the transfer of the ship or any share therein without the prior written consent of the mortgagee.

Amendment to Mortgage ‘B’ registered on 9th March 2006 at 1140 Hrs Lt dated 9th March 2006 in favour of DNB NOR Bank ASA acting through its office at 20 St Dunstan’s Hill, London EC3R 8HY, England, in the sense that it is now also regulated by (i) a Supplemental Agreement, supplemental to the Loan Agreement dated 27th February 2006 in respect of an increase in the amount of the loan and (ii) an amendment deed of Covenant dated 9 March 2006.

Second Amendment to Mortgage ‘B’ registered on 30th January 2007 at 1530 Hrs Lt dated 30th January 2007 in favour of DNB NOR Bank ASA acting through its office at 20 St Dunstan’s Hill, London EC3R 8HY, England, in the sense that it is now also regulated by a second agreement supplemental to the Loan Agreement dated 30th January 2007.

MFSA
MALTA FINANCIAL SERVICES AUTHORITY

Registry of Companies MFSA Notabile Road Attard BKR 14, MALTA. Unit Tel: (+356) 2144 1155 Unit Fax: (+356) 2144 1195 E-mail: registry@mfsa.com.mt Website: www.mfsa.com.mt

Our Ref: C 36471

18th June 2007

TO WHOM IT MAY CONCERN

This is to certify that Balcan Profit Limited of 147/1, St. Lucia Street, Valletta, Malta was registered under the Laws of Malta on the 21st June 2005 and is still so registered.

According to our records the present shareholder/s of the company is/are:

Name	Number of Shares
Melvyn Services Company	500 Ordinary Shares of Lm l each

According to our records the shares in the above mentioned company have been pledged in favour of DnB NOR Bank ASA – United Kingdom.

The present director/s of the company is/are:

Dionissia Niskopoulou

This information is provided on the basis of the documents registered in respect of the company.

/s/ Ivan Camilleri
Ivan Camilleri f/Registrar of Companies

Notabile Road, Attard BKR 14, MALTA. Tel: (+356) 2144 1155 • Fax: (+356) 2144 1188 • Website: www.mfsa.com.mt

MFSA
MALTA FINANCIAL SERVICES AUTHORITY

Registry of Companies MFSA Notabile Road Attard BKR 14, MALTA. Unit Tel: (+356) 2144 1155 Unit Fax: (+356) 2144 1195 E-mail: registry@mfsa.com.mt Website: www.mfsa.com.mt

Our Ref: C 36463

18th June 2007

TO WHOM IT MAY CONCERN

This is to certify that Iceland Ltd of 147/1, St. Lucia Street, Valletta, Malta was registered under the Laws of Malta on the 21st June 2005 and is still so registered.

According to our records the present shareholder/s of the company is/are:

Name	Number of Shares
Kalinda Shipmanagement Ltd	500 Ordinary Shares of Lm l each

The present director/s of the company is/are:

George Tsapournis

This information is provided on the basis of the documents registered in respect of the company.

/s/ Astrid Cassar Pace
ASTRID CASSAR PACE f/Registrar of Companies

Notabile Road, Attard BKR 14, MALTA. Tel: (+356) 2144 1155 • Fax: (+356) 2144 1188 • Website: www.mfsa.com.mt

MFSA
MALTA FINANCIAL SERVICES AUTHORITY

Registry of Companies MFSA Notabile Road Attard BKR 14, MALTA. Unit Tel: (+356) 2144 1155 Unit Fax: (+356) 2144 1195 E-mail: registry@mfsa.com.mt Website: www.mfsa.com.mt

Our Ref: C 36513

18th June 2007

TO WHOM IT MAY CONCERN

This is to certify that JUNGLE INVESTMENT LIMITED of 147/1, St. Lucia Street, Valletta, Malta was registered under the Laws of Malta on the 27th June 2005 and is still so registered.

According to our records the present shareholder of the company is:

Name	Number of Shares
Drew International Inc.	500 Ordinary Shares of LM1 each

According to our records the shares in the above mentioned company have been pledged in favour of DnB NOR Bank ASA – London, U.K.

The present director of the company is:

Lampros Bampilis

This information is provided on the basis of the documents registered in respect of the company.

/s/ Ivan Camilleri
Ivan Camilleri f/Registrar of Companies

Notabile Road, Attard BKR 14, MALTA. Tel: (+356) 2144 1155 • Fax: (+356) 2144 1188 • Website: www.mfsa.com.mt

MFSA
MALTA FINANCIAL SERVICES AUTHORITY

Registry of Companies MFSA Notabile Road Attard BKR 12, Malta Tel No: (356) 21 441155 Fax No: (356) 21 441195 Email: registry@mfsa.com.mt Website: www.mfsa.com.mt

Our Ref: C 35525

18th June 2007

TO WHOM IT MAY CONCERN

This is to certify that Pacific Gases Ltd of 147/1, St. Lucia Street, Valletta, Malta was registered under the Laws of Malta on the 25th January, 2005 and is still so registered.

According to our records the present shareholder/s of the company is/are:

Name	Number of Shares
Alexis Shipholding S.A.	325 Ordinary Shares of LM1 each
Grazia Maritime Ltd.	175 Ordinary Shares of LM1 each

The present director of the company is:-

Ivan Pahygiannis

This information is provided on the basis of the documents registered in respect of the company.

/s/ Jean Karl Portelli
Jean Karl Portelli f/Registrar of Companies

Notabile Road, Attard BKR 14, MALTA. Tel: (+356) 2144 1155 • Fax: (+356) 2144 1188 • Website: www.mfsa.com.mt

MFSA
MALTA FINANCIAL SERVICES AUTHORITY

Registry of Companies MFSA Notabile Road Attard BKR 14, MALTA. Unit Tel: (+356) 2144 1155 Unit Fax: (+356) 2144 1195 E-mail: registry@mfsa.com.mt Website: www.mfsa.com.mt

Our Ref: C 35367

18th June 2007

TO WHOM IT MAY CONCERN

This is to certify that Semichlaus Exports Ltd of 147/1, St. Lucia Street, Valletta, Malta was registered under the Laws of Malta on the 29th December, 2004 and is still so registered.

According to our records the present shareholders of the company are:

Name	Number of Shares
Floyd Properties Co.	325 Ordinary Shares of LM1 each
Aubine Services Ltd	175 Ordinary Shares of LM1 each

The present director of the company is:

Myrsini Parsali

This information is provided on the basis of the documents registered in respect of the company.

/s/ Jean Karl Portelli
Jean Karl Portelli f/Registrar of Companies

Notabile Road, Attard BKR 14, MALTA. Tel: (+356) 2144 1155 • Fax: (+356) 2144 1188 • Website: www.mfsa.com.mt

MFSA
MALTA FINANCIAL SERVICES AUTHORITY

Registry of Companies MFSA Notabile Road Attard BKR 14, MALTA. Unit Tel: (+356) 2144 1155 Unit Fax: (+356) 2144 1195 E-mail: registry@mfsa.com.mt Website: www.mfsa.com.mt

Our Ref: C 35369

18th June 2007

TO WHOM IT MAY CONCERN

This is to certify that Ventspils Gases Ltd of 147/1, St. Lucia Street, Valletta, Malta was registered under the Laws of Malta on the 29th December, 2004 and is still so registered.

According to our records the present shareholders of the company are:

Name	Number of Shares
Oswald Trading Limited	325 Ordinary Shares of LM1 each
Celidon Investments Inc.	175 Ordinary Shares of LM1 each

The present director of the company is:

Kyriakos Perpinias

This information is provided on the basis of the documents registered in respect of the company.

/s/ Astrid Cassar Pace
ASTRID CASSAR PACE f/Registrar of Companies

Notabile Road, Attard BKR 14, MALTA. Tel: (+356) 2144 1155 • Fax: (+356) 2144 1188 • Website: www.mfsa.com.mt